Exhibit 10.23

SEVERANCE PROTECTION AGREEMENT

SEVERANCE PROTECTION AGREEMENT dated                     , 20     , by and between General Dynamics Corporation, a Delaware corporation (the “Company”), and                      (the “Executive”).

The Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change in Control (as hereinafter defined) of the Company exists and that the threat or occurrence of a Change in Control may result in the distraction of its key management personnel because of the uncertainties inherent in such a situation.

The Board has determined that it is essential and in the best interests of the Company and its stockholders to retain the services of the Executive in the event of the threat or occurrence of a Change in Control and to ensure the Executive’s continued dedication and efforts in such event without undue concern for the Executive’s personal financial and employment security.

In order to induce the Executive to remain in the employ of the Company, particularly in the event of the threat or occurrence of a Change in Control, the Company desires to enter into this Agreement to provide the Executive with certain benefits in the event the Executive’s employment is terminated as a result of, or in connection with, a Change in Control.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Accrued Compensation” means an amount which includes all amounts earned or accrued by the Executive through and including the Termination Date but not paid to the Executive on or prior to such date, including (a) all base salary, (b) reimbursement for all reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (c) all vacation pay and (d) all bonuses and incentive compensation (other than the Pro Rata Bonus).

“Base Amount” means the greater of the Executive’s annual base salary (a) at the rate in effect on the Termination Date and (b) at the highest rate in effect at any time during the 180-day period prior to a Change in Control, and will include all amounts of the Executive’s base salary that are deferred under any qualified or non-qualified employee benefit plan of the Company or any other agreement or arrangement.

“Beneficial Owner” has the meaning as used in Rule 13d-3 promulgated under the Securities Exchange Act. The terms “Beneficially Owned” and “Beneficial Ownership” each have a correlative meaning.

“Board” means the Board of Directors of the Company.

“Bonus Amount” means the greater of (a) the annual bonus paid or payable to the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which the Termination Date occurs or (b) the average of the annual bonus paid or payable to the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of each of the three fiscal years ending immediately prior to the fiscal year in which the Termination Date occurs (or, if higher, ending in respect of each of the three fiscal years ending immediately prior to the year in which the Change in Control occurs).

“Cause” for the termination of the Executive’s employment with the Company will be deemed to exist if the Executive has been convicted of a felony or if the Board determines by a resolution adopted in good faith by at least two-thirds of the Board that the Executive has (a) intentionally and continually failed to perform in all material respects the Executive’s reasonably assigned duties with the Company (other than a failure resulting from the Executive’s incapacity due to physical or mental disability or illness or from the Executive’s assignment of duties that would constitute Good Reason for the Executive’s termination of employment with the Company) which failure has continued for a period of at least 30 days after a written notice of demand for performance has been delivered to the Executive specifying the manner in which the Executive has failed in all material respects to so perform or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided that no termination of the Executive’s employment will be for Cause as set forth in clause (b) hereof unless (i) there has been delivered to the Executive a written notice specifying in reasonable detail the conduct of the Executive of the type described in clause (b) and (ii) the Executive has been provided an opportunity to be heard in person by the Board (with the assistance of the Executive’s counsel if the Executive so desires). No act, nor failure to act, on the Executive’s part will be considered intentional unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive’s action or failure to act was in or not opposed to the best interests of the Company.

“Change in Control” means any following events:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company by any Person who immediately after such acquisition is the Beneficial Owner of 40% or more of the combined voting power of the Company’s then outstanding voting securities; provided that in determining whether a Change in Control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary of the Company, (ii) the Company or any Subsidiary of the Company, (iii) any Person that, pursuant to Rule 13d-1 promulgated under the Securities Exchange Act, is permitted to, and actually does, report its beneficial ownership of voting securities of the Company on Schedule 13G (or any successor Schedule) (a “13G Filer”) (provided that, if any 13G Filer subsequently becomes required to or does report its Beneficial

Ownership of voting securities of the Company on Schedule 13D (or any successor Schedule) then such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so file, Beneficial Ownership of all voting securities of the Company Beneficially Owned by it on such date, (iv) any Person in connection with a Non-Control Transaction (as hereinafter defined) or (v) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, will not constitute an acquisition which results in a Change in Control;

(b) Consummation of:

(i) a merger, consolidation or reorganization involving the Company, or any direct or indirect Subsidiary of the Company, unless:

(A) the stockholders of the Company immediately before such merger, consolidation or reorganization will own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) or any parent thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such merger, consolidation or reorganization;

(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of the Surviving Corporation (or parent thereof); and

(C) no Person (other than the Company, any Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Schedule 13G Filer, the Surviving Corporation, any Subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of 40% or more of the then outstanding voting securities of the Company) is the Beneficial Owner of 40% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(D) a transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction”; or

(ii) the complete liquidation or dissolution of the company.

(iii) a sale or other disposition of all or substantially all of the assets of the Company to an entity (other than to an entity (A) of which at least 50% of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the voting securities of the Company, (B) a majority if the board of directors of which is comprised of the individuals who were members of the Board immediately prior to the execution of the agreement providing for such sale or disposition and (C) of which no Person (other than the Company, any Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any of its Subsidiaries, any Schedule 13G Filer, the Surviving Corporation, any Subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of 40% or more of the then outstanding voting securities of the Company) has Beneficial Ownership of 40% or more of the combined voting power of the entity’s outstanding voting securities.

(c) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date first written above whose election, or nomination for election by Company stockholders, was approved by a vote of two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless any such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation).

(d) Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (a “Subject Person”) acquires Beneficial Ownership of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control will be deemed to have occurred.

(e) Notwithstanding anything contained in this Agreement to the contrary, if the Executive’s employment with the Company is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a Person who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of such Change in Control with respect to the Executive will mean the date immediately prior to the date of such termination of the Executive’s employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means General Dynamics Corporation, a Delaware corporation, and includes its Successors.

“Continuation Period” has the meaning set forth in Section 3.1(b)(iii).

“Disability” means a physical or mental disability or illness which substantially impairs the Executive’s ability to perform the Executive’s regular duties with the Company for a period of 180 consecutive days or for a period of 270 days in any 365-day period.

“Good Reason” means the occurrence after a Change in Control of any of the events or conditions described in clauses (a) through (h) hereof:

(a) any (i) change in the Executive’s status, title, position or responsibilities (including reporting responsibilities) which, in the Executive’s reasonable judgment, represents an adverse change from the Executive’s status, title, position or responsibilities as in effect at any time within 180 days preceding the date of the Change in Control or at any time thereafter, (ii) assignment to the Executive of duties or responsibilities which, in the Executive’s reasonable judgment, are inconsistent with the Executive’s status, title, position or responsibilities as in effect at any time within 180 days preceding the date of the Change in Control or at any time thereafter, (iii) removal of the Executive from or failure to reappoint or reelect the Executive to any of such offices or positions, or (iv) in the case of an Executive who is an executive officer of the Company a significant portion of whose responsibilities relate to the Company’s status as a public company, the failure of such Executive to continue to serve as an executive officer of a public company, in each case except in connection with the termination of the Executive’s employment for Disability, Cause, as a result of the Executive’s death or by the Executive other than for Good Reason;

(b) a reduction in the Executive’s base salary or any failure to pay the Executive any compensation or benefits to which the Executive is entitled within five days after the date when due;

(c) the imposition of a requirement that the Executive be based (i) at any place outside a 50-mile radius from the Executive’s principal place of employment immediately prior to the Change in Control or (ii) at any location other than the Company’s corporate headquarters or, if applicable, the headquarters of the business unit by which he was employed immediately prior to the Change in Control, except, in each case, for reasonably required travel on Company business which is not materially greater in frequency or duration than prior to the Change in Control;

(d) the failure by the Company to (i) continue in effect (without reduction in benefit level or reward opportunities and without unreasonably establishing or modifying any performance or other criteria used to determine reward levels) any material compensation or employee benefit plan in which the Executive was participating at any time within 180 days preceding the date of the Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or (ii) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within 180 days preceding the date of the Change in Control or at any time thereafter;

(e) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy with respect to the Company, which petition is not dismissed within 60 days;

(f) any material breach by the Company of any provision of this Agreement;

(g) any purported termination of the Executive’s employment for Cause by the Company which does not comply with the terms of this Agreement; or

(h) the failure of the Company to obtain, as contemplated in Section 6, an agreement, reasonably satisfactory to the Executive, from any Successor to assume and agree to perform this Agreement.

Notwithstanding anything to the contrary in this Agreement, no termination will be deemed to be for Good Reason hereunder if it results from an isolated, insubstantial and inadvertent action not taken by the Company in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

“Notice of Termination” means a written notice from the Company or the Executive of the termination of the Executive’s employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

“Person” has the meaning as used in Section 13(d) or 14(d) of the Securities Exchange Act, and will include any “group” as such term is used in such sections.

“Pro Rata Bonus” means an amount equal to the Bonus Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the then fiscal year through and including the Termination Date and the denominator of which is 365.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Successor” means a corporation or other entity acquiring all or substantially all the assets and business of the Company, whether by operation of law, by assignment or otherwise.

“Supplemental Retirement Benefit” will mean the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company’s supplemental and other retirement plans, including the General Dynamics Corporation Retirement Plan for Salaried Employees (the “Pension Plan”), and if applicable, an individual retirement benefit agreement with the Company or any of its Subsidiaries. For purposes of the foregoing, the “actuarial equivalent” will be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Pension Plan as applied immediately prior to the Termination Date in accordance with past practices.

“Termination Date” means (a) in the case of the Executive’s death, the Executive’s date of death, (b) in the case of the termination of the Executive’s employment with the Company by the Executive for Good Reason, five days after the date the Notice of Termination is received by the Company, and (c) in all other cases, the date specified in the Notice of Termination; provided that if the Executive’s employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination will be at least 30 days after the date the Notice of Termination is given to the Executive.

“Window Period” has the meaning set forth in Section 3.1(a).

Section 2. Term of Agreement. The term of this Agreement (the “Term”) will commence on the date hereof and will continue in effect until December 31, 2009; provided that on December 31, 2009 and each anniversary of such date thereafter, the Term shall automatically be extended for one additional year unless, not later than October 1 of such year, the Company or the Executive shall have given notice not to extend the Term; and further provided that in the event a Change in Control occurs during the Term, the Term will be extended to the date 24 months after the date of the occurrence of such Change in Control.

Section 3. Termination of Employment.

3.1 If, during the Term, the Executive’s employment with the Company is terminated within 24 months following a Change in Control, the Executive will be entitled to the following compensation and benefits:

(a) If the Executive’s employment with the Company is terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive’s death or (iii) by the Executive other than for Good Reason and other than during the 60-day period commencing on the first anniversary of the date of the occurrence of a Change in Control (the “Window Period”), the Company will pay to the Executive the Accrued Compensation and, if such termination is other than by the Company for Cause, a Pro Rata Bonus.

(b) If the Executive’s employment with the Company is terminated for any reason other than as specified in Section 3.1(a) or during the Window Period, the Executive will be entitled to the following:

(i) the Company will pay the Executive all Accrued Compensation and a Pro Rata Bonus;

(ii) the Company will pay the Executive as severance pay, and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to [1.5 – 2.99] times the sum of (A) the Base Amount and (B) the Bonus Amount;

(iii) for a period of [18 – 36] months (the “Continuation Period”), the Company will at its expense continue on behalf of the Executive and the Executive’s dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (A) to the Executive at any time during the 180-day period prior to the Change in Control or at any time thereafter or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b)(iii) during the Continuation Period will be no less favorable to the Executive and the Executive’s dependents and beneficiaries than the most favorable of such coverage and benefits during any of the periods referred to in clauses (A) and (B) above. The Company’s obligation hereunder with respect to the foregoing benefits will be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 3.1(b) will not be interpreted so as to limit any benefits to which the Executive or the Executive’s dependents or beneficiaries may be entitled under any of the Company’s employee benefit plans, programs or practices following the Executive’s termination of employment, including retiree medical and life insurance benefits;

(iv) the Company will pay in a single payment an amount in cash equal to the excess of (A) the Supplemental Retirement Benefit determined as if (1) the Executive had an additional [18 – 36] months of age and service credit, (2) the Executive’s annual compensation during such period had been equal to the Executive’s Base Salary and the Bonus Amount, (3) the Company had made employer contributions to each defined contribution plan in which the Executive was a participant at the Termination Date in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date and (4) the Executive had been fully vested in the Executive’s benefit under each retirement plan in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the

Executive is actually entitled to receive under such retirement plans;

(v) the Company shall credit the Executive with [18 – 36] months of additional age and service credit for purposes of qualifying for any post-retirement health or welfare benefits provided by the Company as in effect immediately prior to the Termination Date or, if more favorable to the Executive, as in effect at the time of the Change in Control or at any time thereafter prior to the Termination Date;

(vi) the Company shall provide the Executive with outplacement services suitable to the Executive’s position for a period of 12 months or, if earlier, until the first acceptance by the Executive of an offer of employment; and

(vii) The Company shall reimburse the Executive for financial counseling and tax planning service costs incurred within [12 – 36] months following the Termination Date; provided that the aggregate cost of such financial counseling and tax planning services shall not exceed $10,000 in any calendar year.

(c) The amounts provided for in Section 3.1(a) and Sections 3.1(b)(i), (ii) and (iv) will be paid in a single lump sum cash payment by the Company to the Executive within five days after the Termination Date. Notwithstanding anything to the contrary in this Agreement, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Executive’s termination of employment shall instead be paid on the first business day after the date that is six months following the Executive’s “separation from service” within the meaning of Section 409A of the Code. Any amount the payment of which is delayed in accordance with the preceding sentence shall be paid with interest at an annual rate equal to the prime rate (as determined by the Northern Trust Company of Chicago from time to time) from the date on which such amount would otherwise have been paid until the actual date of payment.

(d) The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment will be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as specifically provided in Section 3.1(b)(iii) and 3.1(b)(vi).

(e) Notwithstanding anything in this Agreement to the contrary, the Executive shall not be entitled to the payments or benefits provided in this Section 3.1 until the Executive has incurred a “separation from service” under Section 409A of the Code.

3.2 The compensation to be paid to the Executive pursuant to Sections 3.1(a), 3.1(b)(i) and 3.1(b)(ii) of this Agreement will be in lieu of any similar severance or termination compensation to which the Executive may be entitled under any other Company severance or termination agreement, plan, program, policy, practice or arrangement. With respect to any other compensation and benefit to be paid or provided to the Executive pursuant to this Section 3. The Executive’s entitlement to any compensation or benefits of a type not provided in this Agreement will be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices as in effect from time to time.

Section 4. Notice of Termination. Following a Change in Control, any purported termination of the Executive’s employment by the Company will be communicated by a Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination will be effective without such Notice of Termination.

Section 5. Successors; Binding Agreement. This Agreement will be binding upon and will inure to the benefit of the Company and its Successors, and the Company will require any Successors to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder will be assignable or transferable by the Executive or by the Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive’s legal representatives.

Section 6. Fees and Expenses. The Company will pay as they become due all legal fees and related expenses (including the costs of experts) incurred by the Executive as a result of (a) the Executive’s termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits. Such payments shall be made no later than the last day of the Executive’s taxable year following the taxable year in which the fee or expense was incurred.

Section 7. Retirement Benefit Agreement. Upon the occurrence of a Change in Control, any benefits under an individual retirement benefit agreement between the Company and the Executive to which the Executive would be entitled to upon an involuntary termination of the Executive’s employment by the Company other than for cause shall become fully vested and shall, notwithstanding anything in such agreement to the contrary, be nonforfeitable under any circumstances.

Section 8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) will be in writing and will be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company will be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications will be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address will be effective only upon receipt.

Section 9. Nonexclusivity of Rights. Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company for which the Executive may qualify, nor will anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company will be payable in accordance with such plan or program, except as specifically modified by this Agreement.

Section 10. No Set-Off. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder will not be affected by any circumstances, including any right of set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

Section 11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

Section 12. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement will be brought and maintained in a court of competent jurisdiction in New Castle County in the State of Delaware.

Section 13. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

Section 14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to severance protection in connection with a Change in Control.

Section 16. Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement until the Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. To the extent required to avoid an accelerated or additional tax under Section 409A of the Code, amounts reimbursable to Executive under this Agreement shall be paid to the Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to the Executive) during any one year may not effect amounts reimbursable or provided in any subsequent year.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

GENERAL DYNAMICS CORPORATION

Name:
Title:

[Executive’s Name]

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